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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-21847, No. 333-46761 and No. 333-77771) and
Form S-3 (No. 333-40148) of DuPont Photomasks, Inc. of our report dated July 20, 2001 relating to the consolidated financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Austin, Texas
September 14, 2001